UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2006

VISIPHOR CORPORATION

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation)	000-30090 (Commission File Number)	None (IRS Employer Identification No.)

Suite 1100 – 4710 Kingsway
Burnaby, British Columbia
Canada V5H 4M2

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (604) 684-2449

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act.

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01

Regulation FD Disclosure.

Attached as Exhibit 99.1 to this report is a press release dated April 10, 2006.  Such exhibit is being furnished pursuant to this Item 7.01, and shall not be deemed filed under the Securities Exchange Act of 1934, as amended.

Item 9.01

Financial Statements and Exhibits

(a)

Exhibits

Exhibit No.

Description

99.1

Press Release dated April 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISIPHOR CORPORATION

Date: April 10, 2006

By:

/s/  Wayne Smith

Wayne Smith

Chief Financial Officer & Chief Operating Officer

EXHIBIT INDEX

EXHIBIT NO.

DESCRIPTION

a.1

Press Release dated April 10, 2006

EXHIBIT 99.1

VISIPHOR ANNOUNCES OPTIONS RE-PRICING

VANCOUVER, CANADA, April 10, 2006 – Visiphor Corporation (“Visiphor” or the “Company”) (OTCBB: VISRF; TSX-V: VIS; DE: IGYA) announced today that it intends to re-price a total of 3,726,563 common share purchase options to $0.45 per share from various prices ranging from $0.47 to $0.79 per share. A total of 3,399,342 of the 3,726,563 options to be re-priced are currently priced at either $0.78 or $0.79. Management of the Company believes that it is in the Company’s best interest to re-price the options to a level closer to the Company’s current share price in order to provide additional performance incentives to its employees in the current, tight employment market for technology resources.

The Company has received regulatory approval to re-price 1,191,562 common share purchase options granted to employees to $0.45 per share from various prices ranging from $0.47 to $0.79 per share. The vesting provisions and expiry dates of the re-priced options remain unchanged. The Company has also received regulatory approval to re-price 2,535,001 common share purchase options granted to Directors and Officers to $0.45 per share from various prices ranging from $0.55 to $0.79 per share, subject to shareholder approval. The vesting provisions and expiry dates of the re-priced options remain unchanged. The re-pricing of the options granted to directors and officers will be voted on at the Company’s annual general meeting, which is scheduled for May 8th, 2006.

About Visiphor

Visiphor software products and services deliver practical, rapidly deployable solutions that integrate business processes and databases. The company’s solutions focus on disparate process and data management problems that exist in government, law enforcement, security, health care and financial services. Using industry standard Web Services and Service Oriented Architecture (SOA), Visiphor delivers a secure and economical approach to true, real-time application interoperability.

The company’s flagship product, referred to as the Briyante Integration Environment (BIE), has a production-proven ability to reduce the time, complexity, and risk associated with defining, implementing, and supporting integrated access to physically and technologically disparate computers and datasets. The broad ranging applicability of BIE into a variety of areas (e.g. health care, financial services, government services, telecommunications, etc.) has been clearly demonstrated by highly successful deployments in the United States and Canada. Visiphor systems are utilized in Canada, the United Kingdom, United States, Mexico and the Far East. The company is a Microsoft Gold Certified Partner. For information about Visiphor or the company’s products and services, please refer to www.visiphor.com.

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ON BEHALF OF THE BOARD OF DIRECTORS

“Roy Trivett”
President and CEO, Visiphor Corporation

Media Inquiries:

Eric Westra - Manager, Marketing & Communications

Visiphor Corporation

Phone: +1-604-684-2449 Ext. 226

E-mail: eric.westra@visiphor.com

Investor Inquiries:

Matthew Emery

Capital Markets Associate

Visiphor Corporation

Phone: +1-604-684-2449 Ext. 295

E-mail: matthew.emery@visiphor.com

Rick Peterson

Peterson Capital

Phone: +1-604-684-2883

E-mail: rick.peterson@visiphor.com

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.

Forward Looking Statements: This press release may contain statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include the risks and uncertainties described in Visiphor Corporation’s Form 10-KSB filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.